INCENTIVE LIFE '02
$275,000.00 Face Amount

Male, Issue Age 35, Standard, Non-Tobacco User Underwriting Risk Class

Option A Death Benefit
Planned Annual Premium:  $2,270.00.
Using Current Charges, 6% Gross Interest Rate

The table below shows the monthly progress of the Policy Account Value, the Cash Surrender Value, and the Death Benefit from beginning to end of year 5. The Policy Account Value at the end of year 4 is $7,094.06.


             Beginning                                                                               End of                End of
             of Month    Beginning                                                                    Month                 Month
              Policy     of Month    Gross               Admini-   Cost of   Mortality     Net       Policy                 Cash
              Account      Death    Premium     Net     strative  Insurance  & Expense  Investment   Account   Surrender  Surrender
Year  Month    Value      Benefit     Paid    Premium    Charge     Charge     Charge    Earnings     Value     Charge      Value
-----------------------------------------------------------------------------------------------------------------------------------
  5     49   $7,094.06   $275,000   $2,270   $2,133.80   $23.50     $23.48     $ 6.12     $36.65    $9,211.41  $3,797.75  $5,413.66
  5     50   $9,211.41   $275,000   $  --    $    --     $23.50     $23.48     $ 6.11     $36.58    $9,194.91  $3,797.75  $5,397.16
  5     51   $9,194.91   $275,000   $  --    $    --     $23.50     $23.48     $ 6.10     $36.52    $9,178.34  $3,797.75  $5,380.59
  5     52   $9,178.34   $275,000   $  --    $    --     $23.50     $23.48     $ 6.09     $36.45    $9,161.72  $3,797.75  $5,363.97
  5     53   $9,161.72   $275,000   $  --    $    --     $23.50     $23.48     $ 6.08     $36.38    $9,145.05  $3,797.75  $5,347.30
  5     54   $9,145.05   $275,000   $  --    $    --     $23.50     $23.49     $ 6.06     $36.32    $9,128.32  $3,797.75  $5,330.57
  5     55   $9,128.32   $275,000   $  --    $    --     $23.50     $23.49     $ 6.05     $36.25    $9,111.53  $3,797.75  $5,313.78
  5     56   $9,111.53   $275,000   $  --    $    --     $23.50     $23.49     $ 6.04     $36.18    $9,094.68  $3,797.75  $5,296.93
  5     57   $9,094.68   $275,000   $  --    $    --     $23.50     $23.49     $ 6.03     $36.12    $9,077.77  $3,797.75  $5,280.02
  5     58   $9,077.77   $275,000   $  --    $    --     $23.50     $23.49     $ 6.02     $36.05    $9,060.81  $3,797.75  $5,263.06
  5     59   $9,060.81   $275,000   $  --    $    --     $23.50     $23.49     $ 6.01     $35.98    $9,043.79  $3,797.75  $5,246.04
  5     60   $9,043.79   $275,000   $  --    $    --     $23.50     $23.49     $ 6.00     $35.91    $9,026.71  $3,797.75  $5,228.96


CALCULATION OF DEATH BENEFIT:

Under Option A, the Death Benefit is level and equal to the Face Amount. Under Option B, the Death Benefit is equal to the Face Amount plus the Policy Account Value. Under either Option, a higher Alternative Death Benefit may apply if the value in the policy reaches certain levels relative to the Face Amount. The Alternative Death Benefit is calculated by multiplying the Policy Account Value by a percentage specified in the policy. For example, in the beginning of policy month 49, the percentage is 250%. For this example, the Death Benefit is the maximum of $275,000 and 250%*$7,094.06 = $17,735.16. Therefore, the Death
Benefit is $275,000.

CALCULATION OF NET PREMIUM:

The Net Premium equals the Gross Premium paid less the Premium Charge. The Premium Charge is 6% of each premium payment. Currently, we reduce this charge to 3% of each premium payment after an amount equal to ten Target Premiums has been paid. The Target Premium is actuarially determined for each policy, based on that policy's characteristics. For this hypothetical insured, the Target Premium is $2,261, so ten Target Premiums is $22,605. The policy has paid 5 premiums of $2,270, or 11350. Hence, the insured has not yet paid 10 Target Premiums and the premium charge is 6%. Therefore, the Net Premium = Gross Premium*(1-Premium Charge) = $2,270*(1-.06) = $2,133.80.

CALCULATION OF CHARGES:

The Monthly Administrative Charge is $20 in each of the policy's first 12 months and a maximum charge of $10 in each subsequent month (currently we charge $7). We also charge an additional amount per $1,000 of initial base Policy Face Amount during the policy's first ten years. The amount charged per $1,000 varies with the insured's age at policy issue and is set forth in the policy. For example, for this illustration the current Monthly Administrative Charge in year 5 is equal to $7 per policy plus $0.06 per $1,000 of Face Amount, or $7+$0.06*$275,000/$1000 = $23.50. On a guaranteed basis, the Monthly
Administrative Charge would be $10 per policy plus $0.06 per $1,000 of Face Amount, or $10+$0.06*$275,000/$1000 = $26.5.

The current Monthly Cost of Insurance Charge is determined by multiplying the current Cost of Insurance rate by the amount we have at risk under the policy. The Cost of Insurance rate varies depending on the specifics of the policy and the policy year. The maximum rates charged are set forth in the policy. The amount at risk is the difference between (a) the Death Benefit and (b) the then Total Account Value under the policy. For example, in policy month 49, the current Monthly Cost of Insurance rate is 0.00008833. Therefore, the Cost of Insurance Charge is 0.00008833*($275,000-($7,094.06+$2,133.80-$23.50)) = $23.48.
On a guaranteed basis, the maximum monthly rate for this insured is 0.00017833 and the maximum Cost of Insurance Charge would be 0.00017833*($275,000-($7,094.06+$2,133.80-$23.50)) =$47.40.

The Mortality and Expense Risk Charge is deducted from the Policy Account Value each month. In years 1 through 15, the maximum charge is 0.80% (annual rate) of the value in our variable investment options. During the first 15 years, we currently charge 0.80% (annual rate) of the value in our variable investment options up to $250,000, 0.70% (annual rate) of the value over $250,000 and up to $2 million, and 0.60% (annual rate) of the value over $2 million. For policy years 16 and later, the maximum charge is 0.50% (annual rate) of the value in our variable investment options. In policy years 16 and later, we currently charge 0.30% (annual rate) of the value in our variable investment options up to $250,000 and 0.20% (annual rate) of the value in our variable investment options over $250,000. For this example, it is assumed that 100% of the Policy Account Value is invested in our variable investment options. Therefore, in policy month 49, the guaranteed Mortality and Expense Risk Charge is (0.0080/12)*($7,094.06+$2,133.80-$23.50-$23.48) = $6.12. Because the Policy
Account Value is less than $250,000, the current Mortality and Expense Risk Charge is also (0.0080/12)*($7,094.06+$2,133.80-$23.50-$23.48) = $6.12.

CALCULATION OF NET INVESTMENT EARNINGS:

This illustration assumes that all of the Account Value is invested in Portfolios that achieve investment returns at a constant hypothetical gross annual rate of 6% (i.e., before any investment management fees, and other expenses of all of the underlying Portfolio assets). The net rate of return takes into consideration investment management fees equivalent to an annual charge of 0.70% and an assumed average asset charge for all other expenses of the underlying Portfolios equivalent to an effective annual rate of 0.34%. After the deduction of the arithmetic average of the investment management fees and other expenses of all of the underlying Portfolios, the corresponding net annual rate of return would be 4.90%. The net annual rate of return does not reflect the Mortality and Expense Risk Charge or other charges we deduct from the policy's value each month. However, the policy values shown above do reflect all charges. The net annual rates of return on a current basis and on a guaranteed basis are equal.

The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return for this illustration is 0.3994%. The Net Investment Earnings in policy month 49, for example, is (0.3994%)*($7,094.06+$2,133.80-$23.50-$23.48-$6.12) = $36.65.

If the gross annual rate of return were 0%, the net annual rate of return would be -1.04%. Similarly, if the gross annual rate of return were 12%, the net annual rate of return would be 10.84%.

CALCULATION OF POLICY ACCOUNT VALUE:

The end of month Policy Account Value is equal to the beginning of month Policy Account Value plus the Net Premium, less Charges, plus Net Investment Earnings. For example, in policy month 49, the end of month policy account value is $7,094.06+$2,133.80-$23.50-$23.48-$6.12+$36.65 = $9,211.41.

CALCULATION OF CASH SURRENDER VALUE:

A Surrender Charge is deducted from the Account Value if the policy is surrendered during the first 10 policy years. The Cash Surrender Value is the Policy Account Value less the Surrender Charge. The amount of the Surrender Charge is set forth in the policy. For example, in policy month 49, the Surrender Charge for this illustration is $3,798. The Cash Surrender Value at the end of policy month 49 is $9,211.41-$3,797.75 = $5,413.66.

CALCULATION DIFFERENCES IN OTHER YEARS:

- Death Benefit: In later years, the Policy Account Value may become large enough such that the higher Alternative Death Benefit would apply and thus increase the Death Benefit payable.

- Net Premium: Once the policyholder has paid the equivalent of 10 Target Premiums, or $22,605 in this illustrative example, the premium charge on a current basis may be reduced to 3% and thus the Net Premium would be equal to the Gross Premium * (1-.03).

- Monthly Charges:

  - The Monthly Administrative Charge is the same in years 2 through 10, and in years 11 and later. The calculation of the charges in year 1, years 2 through 10, and years 11 and later is described above.

  - As described above, the Monthly Cost of Insurance Charge depends on the Cost of Insurance Rate and the amount we have at risk under the policy. The Cost of Insurance Rate generally increases from one policy year to the next. This happens automatically because of the insured person's increasing age. The amount we have at risk under the policy may increase or decrease over time. If the amount we have at risk under the policy increases, the Monthly Cost of Insurance Charge will increase.

  - The Mortality and Expense Risk Charge depends on the Mortality and Expense Risk Charge rate and the amount of the Policy Account Value invested in our variable investment options. As described above, the Mortality and Expense Risk Charge Rate is different in years 1 through 15, and years 16 and later. If the Policy Account Value invested in our variable investment options grows, the Mortality and Expense Risk Charge deducted will be higher. However, if the Policy Account Value invested in our variable investment options increases above $250,000 or above $2,000,000, the Risk Charge Rate on a current basis may be reduced as described above.

- Net Investment Earnings: The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return does not vary by year for this illustration. If the Policy Account Value increases or decreases, the Net Investment Earnings will increase or decrease, respectively.

- Policy Account Value: The calculation of the Policy Account Value does not vary by year. The Policy Account Value will increase or decrease over time depending on the Net Premiums paid, the Charges deducted, and the Net Investment Earnings.

- Cash Surrender Value: The Surrender Charge is level in years 1 through 6 and then decreases each month until the end of year 10, after which it is equal to zero. The decrease in the Surrender Charge may increase the Cash Surrender Value, depending on the Policy Account Value. After year 10, the Cash Surrender Value will be equal to the Policy Account Value.

INCENTIVE LIFE COLI '04
$875,000    Face Amount

Male, Issue Age 45, Guaranteed Issue,  Non-Tobacco User Underwriting Risk Class

Option A Death Benefit
Planned Annual Premium:  $12,470.

Using Current Charges, 6% Gross Interest Rate
Using the Guideline Premium Test.

The table below shows the monthly progress of the Policy Account Value, the Cash Surrender Value, and the Death Benefit from beginning to end of year 5. The Policy Account Value at the end of year 4 is $42,622.22, and the Cash Surrender Value is $44,777.04.

            Beginning                                                                             End of                  End of
            of Month   Beginning                                                                   Month                   Month
             Policy    of Month    Gross              Admini-   Cost of   Mortality     Net       Policy                   Cash
             Account     Death    Premium    Net     strative  Insurance  & Expense  Investment   Account   Surrender    Surrender
Year Month    Value     Benefit     Paid   Premium    Charge     Charge     Charge    Earnings     Value      Charge       Value
-----------------------------------------------------------------------------------------------------------------------------------
 5    49   $42,622.22  $875,000   $12,470  $12,096    $  10     $207.80    $34.06     $216.26   $54,682.52   $1,750.79   $56,433.30
 5    50   $54,682.52  $875,000   $  --    $  --      $  10     $207.81    $34.04     $216.12   $54,646.78   $1,750.79   $56,397.57
 5    51   $54,646.78  $875,000   $  --    $  --      $  10     $207.82    $34.02     $215.97   $54,610.91   $1,750.79   $56,361.70
 5    52   $54,610.91  $875,000   $  --    $  --      $  10     $207.83    $34.00     $215.83   $54,574.91   $1,750.79   $56,325.70
 5    53   $54,574.91  $875,000   $  --    $  --      $  10     $207.84    $33.97     $215.69   $54,538.79   $1,750.79   $56,289.57
 5    54   $54,538.79  $875,000   $  --    $  --      $  10     $207.85    $33.95     $215.54   $54,502.53   $1,750.79   $56,253.32
 5    55   $54,502.53  $875,000   $  --    $  --      $  10     $207.86    $33.93     $215.40   $54,466.14   $1,750.79   $56,216.93
 5    56   $54,466.14  $875,000   $  --    $  --      $  10     $207.87    $33.91     $215.26   $54,429.62   $1,750.79   $56,180.41
 5    57   $54,429.62  $875,000   $  --    $  --      $  10     $207.88    $33.88     $215.11   $54,392.97   $1,750.79   $56,143.76
 5    58   $54,392.97  $875,000   $  --    $  --      $  10     $207.89    $33.86     $214.97   $54,356.19   $1,750.79   $56,106.98
 5    59   $54,356.19  $875,000   $  --    $  --      $  10     $207.90    $33.84     $214.82   $54,319.28   $1,750.79   $56,070.07
 5    60   $54,319.28  $875,000   $  --    $  --      $  10     $207.91    $33.81     $214.67   $54,282.24   $1,750.79   $56,033.02

CALCULATION OF DEATH BENEFIT

Under Option A, the Death Benefit is level and equal to the Face Amount. Under Option B, the Death Benefit is equal to the Face Amount plus the Cash Surrender Value. Under either option, a higher Alternative Death Benefit may apply if the value in the policy reaches certain levels relative to the face amount. The Alternative Death Benefit is calculated by multiplying the Cash Surrender Value by a percentage specified in the policy. For example, in the beginning of policy month 49, the percentage is 191%. For this example, the Death Benefit is the maximum of $875,000 and 191%*($44,777.04)=$85,524.15. Therefore, the Death
Benefit is $875,000.

CALCULATION OF NET PREMIUM:

The Net Premium equals the Gross Premium paid less the Sales Charge and the Charge for Tax. Note: This Tax Charge varies by state of issue. For this example, we assumed a 2% Tax Charge. The Sales Charge is equal to 7% in the first four years, and 1% thereafter. Therefore, Net Premium = Gross Premium*(1-Sales Charge- Tax Charge) = $12,470 x (1 - .01 - .02) = $12,096.

CALCULATION OF CHARGES:

The Monthly Administrative Charge is $10.

The current Monthly Cost of Insurance Charge is determined by multiplying the current Cost of Insurance rate by the amount we have at risk under the policy. The Cost of Insurance rate varies depending on the specifics of the policy and the policy year. The maximum rates charged are set forth in the policy. The amount at risk is the difference between (a) the Death Benefit and (b) the then Total Account Value under the policy. For example, in policy month 49, the current Monthly Cost of Insurance rate is 0.00025333. Therefore, the Cost of Insurance charge is 0.00025333*($875,000-($42,622.22+$12,095.90-$10.00)) =
$207.80. On a guaranteed basis, the maximum monthly charge is .0003675 and the maximum Cost of Insurance Charge is ..0003675*($875,000-($42,622.22+$12,095.90-$10.00))=$301.46.

The Mortality and Expense Risk Charge is deducted from the Policy Account Value each month. The maximum charge (annual rate) is 1.00% in years 1 to 5, 0.75% in years 6 to 20, and 0.50% thereafter of the value in our variable investment options. We currently charge (annual rate) .75% in years 1 to 5, 0.55% in years 6 to 20, and 0.35% thereafter of the value in our variable investment options. For example, in policy month 49, the current Mortality and Expense Risk Charge is (.75%/12)*($42,622.22+$12,095.90-$10.00-$207.80)=$34.06.

CALCULATION OF NET INVESTMENT EARNINGS:

This illustration assumes that all of the Account Value is invested in Portfolios that achieve investment returns at a constant hypothetical gross annual rate of 6% (i.e., before any investment management fees and other expenses of all of the underlying Portfolio assets). The net annual rate of return takes into consideration investment management fees equivalent to an annual charge of 0.67% and an assumed average asset charge for all other expenses of the underlying Portfolios equivalent to an effective annual rate of 0.40%. After the deduction of the arithmetic average of the investment management fees and other expenses of all the underlying portfolios, the corresponding net annual rate of return would be 4.87%. The net annual rate of return does not reflect the mortality and expense risk charge or other charges we deduct from the policy's value each month. However, the policy values shown do reflect all charges. The net annual rates of return on a current basis and on a guaranteed basis are equal.

The monthly net investment earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return is 0.3970%. The Net Investment Earnings in policy month 49, for example, is 0.3970%*($42,622.22+$12,095.90-$10.00-$207.80-$34.06)=$216.26.

If the gross annual rate of return were 0%, the net annual rate of return would be -1.07%. Similarly, if the gross annual rate of return were 12%, the net annual rate of return would be 10.81%.

CALCULATION OF POLICY ACCOUNT VALUE

The end of month policy account value is equal to the beginning of month policy account value plus the net premium less charges, plus net investment earnings. For example, in policy month 49, the end of month policy account value is $42,622.22+$12,095.90-$10.00-$207.80-$34.06+$216.26=$54,682.52.

CALCULATION OF CASH SURRENDER VALUE

An Enhanced Cash Value is added to the Account Value if the policy is surrendered during the first 7 years. The Cash Surrender Value is the Policy Account Value plus the Enhanced Cash Value. The Enhanced Cash Value is equal to a percentage of the cumulative sales load and charge for taxes deducted from premiums paid through year 5. For example, the Enhanced Cash Value is 0.36 * ($12,470 * ((4 * (.07 + .02)) + (.01 + .02)) = $1,750.79. The Cash Surrender
Value at the end of policy month 49 is $54,682.52 + $1,750.79 = $56,433.30.

CALCULATION DIFFERENCES IN OTHER YEARS:

- Death Benefit: In later years, the Policy Account Value may become large enough such that the higher Alternative Death Benefit would apply and thus increase the Death Benefit payable.

- Monthly Charges:

  - The Monthly Administrative Charge is the same in all years. The calculation of the charges is described above.

  - As described above, the Monthly Cost of Insurance Charge depends on the Cost of Insurance Rate and the amount we have at risk under the policy. The Cost of Insurance Rate generally increases from one policy year to the next. This happens automatically because of the insured person's increasing age. The amount we have at risk under the policy may increase or decrease over time. If the amount we have at risk under the policy increases, the Monthly Cost of Insurance Charge will increase.

  - The Mortality and Expense Risk Charge depends on the Mortality and Expense Risk Charge rate and the amount of the Policy Account Value invested in our investment options. If the Policy Account Value invested in our investment options grows, the Mortality and Expense Risk Charge deducted will be higher.

  - Net Investment Earnings: The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return does not vary by year for this illustration. If the Policy Account Value increases or decreases, the Net Investment Earnings will increase or decrease, respectively.

  - Policy Account Value: The calculation of the Policy Account Value does not vary by year. The Policy Account Value will increase or decrease over time depending on the Net premiums paid, the Charges deducted, and the Net Investment Earnings.

  - Cash Surrender Value: The calculation of the Enhanced Cash Value is the same during the first 7 policy years, except that the applicable percentage varies by year. After 7 years, the Enhanced Cash Value will be zero and the Cash Surrender Value will be equal to the Policy Account Value.

INCENTIVE LIFE '06
$500,000 FACE AMOUNT

MALE, ISSUE AGE 35, STANDARD,  NON-TOBACCO USER UNDERWRITING RISK CLASS

OPTION A DEATH BENEFIT
PLANNED ANNUAL PREMIUM:  $4,810.00
USING CURRENT CHARGES, 6% GROSS INTEREST RATE

THE TABLE BELOW SHOWS THE MONTHLY PROGRESS OF THE POLICY ACCOUNT VALUE, THE CASH SURRENDER VALUE, AND THE DEATH BENEFIT FROM BEGINNING TO END OF YEAR 5. THE POLICY ACCOUNT VALUE AT THE END OF YEAR 4 IS $14,521.40.


                BEGINNING OF      BEGINNING OF                                                        COST OF
                MONTH POLICY      MONTH DEATH     GROSS PREMIUM                    ADMINISTRATIVE    INSURANCE     MORTALITY &
YEAR   MONTH    ACCOUNT VALUE       BENEFIT           PAID          NET PREMIUM       CHARGE          CHARGE      EXPENSE CHARGE
--------------------------------------------------------------------------------------------------------------------------------

   5     49     $ 14,521.40        $ 500,000        $ 4,810.00      $4,617.60         $ 45.00         $ 62.52        $ 13.48
   5     50     $ 19,086.37        $ 500,000        $ -             $ -               $ 45.00         $ 62.52        $ 13.44
   5     51     $ 19,033.58        $ 500,000        $ -             $ -               $ 45.00         $ 62.53        $ 13.41
   5     52     $ 18,980.62        $ 500,000        $ -             $ -               $ 45.00         $ 62.54        $ 13.37
   5     53     $ 18,927.51        $ 500,000        $ -             $ -               $ 45.00         $ 62.55        $ 13.33
   5     54     $ 18,874.24        $ 500,000        $ -             $ -               $ 45.00         $ 62.55        $ 13.29
   5     55     $ 18,820.81        $ 500,000        $ -             $ -               $ 45.00         $ 62.56        $ 13.25
   5     56     $ 18,767.23        $ 500,000        $ -             $ -               $ 45.00         $ 62.57        $ 13.22
   5     57     $ 18,713.47        $ 500,000        $ -             $ -               $ 45.00         $ 62.57        $ 13.18
   5     58     $ 18,659.55        $ 500,000        $ -             $ -               $ 45.00         $ 62.58        $ 13.14
   5     59     $ 18,605.47        $ 500,000        $ -             $ -               $ 45.00         $ 62.59        $ 13.10
   5     60     $ 18,551.23        $ 500,000        $ -             $ -               $ 45.00         $ 62.59        $ 13.06





                    NET           END OF MONTH
                 INVESTMENT      POLICY ACCOUNT     SURRENDER    END OF MONTH CASH
YEAR   MONTH      EARNINGS           VALUE           CHARGE       SURRENDER VALUE
-------------------------------------------------------------------------------------

 5      49       $ 68.37        $ 19,086.37        $ 9,004.80         $ 10,081.57
 5      50       $ 68.18        $ 19,033.58        $ 8,944.30         $ 10,089.28
 5      51       $ 67.99        $ 18,980.62        $ 8,883.81         $ 10,096.81
 5      52       $ 67.80        $ 18,927.51        $ 8,823.31         $ 10,104.20
 5      53       $ 67.60        $ 18,874.24        $ 8,762.82         $ 10,111.42
 5      54       $ 67.41        $ 18,820.81        $ 8,702.32         $ 10,118.49
 5      55       $ 67.22        $ 18,767.23        $ 8,641.83         $ 10,125.40
 5      56       $ 67.03        $ 18,713.47        $ 8,581.33         $ 10,132.14
 5      57       $ 66.84        $ 18,659.55        $ 8,520.84         $ 10,138.71
 5      58       $ 66.64        $ 18,605.47        $ 8,460.34         $ 10,145.13
 5      59       $ 66.45        $ 18,551.23        $ 8,399.84         $ 10,151.39
 5      60       $ 66.25        $ 18,496.83        $ 8,339.35         $ 10,157.48


CALCULATION OF DEATH BENEFIT:

Under Option A, the Death Benefit is level and equal to the Face Amount. Under Option B, the Death Benefit is equal to the Face Amount plus the Policy Account Value. Under either Option, a higher Alternative Death Benefit may apply if the value in the policy reaches certain levels relative to the Face Amount. The Alternative Death Benefit is calculated by multiplying the Policy Account Value by a percentage specified in the policy. For example, in the beginning of policy month 49, the percentage is 250%. For this example, the Death Benefit is the maximum of $500,000 and 250%*$14,521.40 = $36,303.50. Therefore, the Death
Benefit is $500,000.

CALCULATION OF NET PREMIUM:

  The Net Premium equals the Gross Premium paid less the Premium Charge. The Premium Charge is 6% of each premium payment. Currently, we reduce this charge to 4% of each premium payment after an amount equal to two Target Premiums has been paid. The Target Premium is actuarially determined for each policy, based on that policy's characteristics. For this hypothetical insured, the Target Premium is $4,810, so two Target Premiums is $9,620. The policy has paid 5 premiums of $4,810, or $24,050. Hence, the insured has paid at least 2 Target Premiums and the premium charge is henceforth 4%. Therefore, the Net Premium = Gross Premium*(1-Premium Charge) = $4,810*(1-.04) = $4,617.60.

CALCULATION OF CHARGES:

  The Monthly Administrative Charge is $20 in each of the policy's first 12 months and a maximum charge of $15 in each subsequent month (currently we charge $10). We also charge an additional amount per $1,000 of initial base Policy Face Amount during the policy's first ten years. The amount charged per $1,000 varies with the insured's age at policy issue and is set forth in the policy. For example, for this illustration the current Monthly Administrative Charge in year 5 is equal to $10 per policy plus $0.07 per $1,000 of Face Amount, or $10+$0.07*$500,000/$1000 = $45. On a guaranteed basis, the Monthly Administrative Charge in year 5 would be $15 per policy plus $0.07 per $1,000 of Face Amount, or $15+$0.07*$500,000/$1000 = $50.

  The current Monthly Cost of Insurance Charge is determined by multiplying the current Cost of Insurance rate by the amount we have at risk under the policy. The Cost of Insurance rate varies depending on the specifics of the policy and the policy year. The maximum rates charged are set forth in the policy. The amount at risk is the difference between (a) the Death Benefit and (b) the then Total Account Value under the policy. For example, in policy month 49, the current Monthly Cost of Insurance rate is 0.00013. Therefore, the Cost of Insurance Charge is 0.00013*($500,000-($14,521.40+$4,617.60-$45.00)) = $62.52.
  On a guaranteed basis, the maximum monthly rate for this insured is 0.00014083 and the maximum Cost of Insurance Charge would be 0.00014083*($500,000-($14,521.40+$4,617.60-$45.00)) =$67.73.

  The Mortality and Expense Risk Charge is deducted from the Policy Account Value each month. In years 1 through 10, the maximum charge is 1.00% (annual rate) of the value in our variable investment options.

  During the first 10 years, we currently charge 0.85% (annual rate) of the value in our variable investment options. For policy years 11 and later, the maximum charge is 0.50% (annual rate) of the value in our variable investment options. In policy years 11 and later, we currently charge 0.00% (annual rate) of the value in our variable investment options. For this example, it is assumed that 100% of the Policy Account Value is invested in our variable investment options. Therefore, in policy month 49, the guaranteed Mortality and Expense Risk Charge is (0.0100/12)*($14,521.40+$4,617.60-$45.00-$62.52) =
  $15.86. The current Mortality and Expense Risk Charge is (0.0085/12)*($14,521.40+$4,617.60-$45.00-$62.52) = $13.48.

CALCULATION OF NET INVESTMENT EARNINGS:

  This illustration assumes that all of the Account Value is invested in Portfolios that achieve investment returns at a constant hypothetical gross annual rate of 6% (i.e., before any investment management fees, and other expenses of all of the underlying Portfolio assets). The net rate of return takes into consideration investment management fees equivalent to an annual charge of 0.69% and an assumed average asset charge for all other expenses of the underlying Portfolios equivalent to an effective annual rate of 0.82%. After the deduction of the arithmetic average of the investment management fees and other expenses of all of the underlying Portfolios, the corresponding net annual rate of return would be 4.40%. The net annual rate of return does not reflect the Mortality and Expense Risk Charge or other charges we deduct from the policy's value each month. However, the policy values shown above do reflect all charges. The net annual rates of return on a current basis and on a guaranteed basis are equal.

  The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return for this illustration is 0.3595%. The Net Investment Earnings in policy month 49, for example, is (0.3595%)*($14,521.40+$4,617.60-$45.00-$62.52-$13.48) = $68.37.

  If the gross annual rate of return were 0%, the net annual rate of return would be -1.51%. Similarly, if the gross annual rate of return were 12%, the net annual rate of return would be 10.31%.

CALCULATION OF POLICY ACCOUNT VALUE:

  The end of month Policy Account Value is equal to the beginning of month Policy Account Value plus the Net Premium, less Charges, plus Net Investment Earnings. For example, in policy month 49, the end of month policy account value is $14,521.40+$4,617.60-$45.00-$62.52-$13.48+$68.37 = $19,086.37.

CALCULATION OF CASH SURRENDER VALUE:

  A Surrender Charge is deducted from the Account Value if the policy is surrendered during the first 10 policy years. The Cash Surrender Value is the Policy Account Value less the Surrender Charge. The amount of the Surrender Charge is set forth in the policy. For example, in policy month 49, the Surrender Charge for this illustration is $9,004.80. The Cash Surrender Value at the end of policy month 49 is $19,086.37-$9,004.80 = $10,081.57.

CALCULATION DIFFERENCES IN OTHER YEARS:

-Death Benefit: In later years, the Policy Account Value may become large enough such that the higher Alternative Death Benefit would apply and thus increase the Death Benefit payable.

-Monthly Charges:

   -The Monthly Administrative Charge is the same in years 2 through 10, and in years 11 and later. The calculation of the charges in year 1, years 2 through 10, and years 11 and later is described above.

   -As described above, the Monthly Cost of Insurance Charge depends on the Cost of Insurance Rate and the amount we have at risk under the policy. The Cost of Insurance Rate generally increases from one policy year to the next. This happens automatically because of the insured person's increasing age. The amount we have at risk under the policy may increase or decrease over time. If the amount we have at risk under the policy increases, the Monthly Cost of Insurance Charge will increase.

   -The Mortality and Expense Risk Charge depends on the Mortality and Expense
      Risk Charge rate and the amount of the Policy Account Value invested in our variable investment options. As described above, the Mortality and Expense Risk Charge Rate is different in years 1 through 10, and years 11 and later. If the Policy Account Value invested in our variable investment options grows, the Mortality and Expense Risk Charge deducted will be higher.

-Customer Loyalty Credit: In years 11 and later, a customer loyalty credit, at an annual rate of 0.15%, may be added monthly to the Policy Account Value. The amount of the credit will depend on the amount of the Policy Account Value invested in our investment options. The Customer Loyalty Credit is not guaranteed.

-Net Investment Earnings: The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return does not vary by year for this illustration. If the Policy Account Value increases or decreases, the Net Investment Earnings will increase or decrease, respectively.

-Policy Account Value: The calculation of the Policy Account Value does not vary by year. The Policy Account Value will increase or decrease over time depending on the Net Premiums paid, the Charges deducted, and the Net Investment Earnings.

-Cash Surrender Value: The Surrender Charge decreases each month until the end of year 10, after which it is equal to zero. The decrease in the Surrender Charge may increase the Cash Surrender Value, depending on the Policy Account Value. After year 10, the Cash Surrender Value will be equal to the Policy Account Value.